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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 1, 2000


                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                      025634                  87-0365268
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)



3000 Northwest 125th Street, Miami, Florida                         33167
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (305) 681-0848


                                 NOT APPLICABLE.
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

On May 1, 2000, American Architectural Products Corporation accepted the resignation of Frank J. Amedia, President and Chief Executive Officer. Mr. Amedia will continue to have limited responsibilities under the direction of the Board of Directors. Mr. Joseph Dominijianni, a director and Treasurer of the Company, was named Interim President and Chief Executive Officer.

On the same date, the Company also accepted the resignation of its outside directors. By action taken without a meeting in a written consent dated May 1, 2000, a majority of the Company's stockholders authorized an amendment to the Company's Certificate of Incorporation reducing the range of the number of authorized directors to between two and ten, inclusive. The remaining directors have fixed the number of current directors at two.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMERICAN ARCHITECTURAL PRODUCTS
                                     CORPORATION


Date:    May 23, 2000                By: /s/ Jonathan K. Schoenike
                                         -------------------------
                                         Jonathan K. Schoenike
                                         Secretary